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                                                                    EXHIBIT 23.2


                          INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Queen Sand Resources, Inc.


We consent to the use of our report incorporated hereby by reference and to the reference to our firm under the heading "Experts" in the prospectus.






                                                       /s/ KPMG Peat Marwick LLP
Dallas, Texas                                          KPMG Peat Marwick LLP
March 3, 1998